Exhibit 10.26

                              PRIVATE ACCESS, INC.
                             SECURED PROMISSORY NOTE

Up to $1,500,000                                                    May 19, 2008


         FOR VALUE RECEIVED, the undersigned, Private Access, Inc., a California corporation ("Maker"), hereby promises to pay to the order of VirtualHealth Technologies, Inc., a Delaware corporation, or its successors or assigns ("Payee"), the principal sum of the Advances (as defined below), together with interest accrued thereon (calculated on the basis of three-quarters of one percent (0.075%) per month on the Advances (as defined below) from the date each such Advance is made until the date that this Secured Promissory Note (this "Note") is paid in full. All payments on this Note shall be due and payable in lawful money of the United States of America. This Note is the Secured Promissory Note referred to in that certain Loan, Investment and Security Agreement, of even date herewith, by and between Maker and Payee (the "Loan Agreement"). All terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

         1. Advances. Maker acknowledges and agrees that: (i) pursuant to that certain Promissory Note, dated March 1, 2008, of Maker payable to Payee, Payee previously loaned the Company $150,000 (the "First Previous Note"); (ii) the principal amount of, and accrued but unpaid interest of $2,035 on the First Previous Note were rolled-into that certain Amended and Restated Promissory Note, dated April 25, 2008, of the Company payable to Investor (the "Second Previous Note"), with the interest being rolled-into the Second Previous Note as accrued but unpaid interest, and Investor made an additional advance of $150,000 to the Company under the Second Previous Note; (iii) the principal amount of $300,000 and accrued but unpaid interest to date of $3,823, including the accrued but unpaid interest under the First Previous Note and an additional $1,788 under the Second Previous Note (from April 25, 2008 to May 19, 2008, are hereby rolled-into this Promissory Note (with the interest being rolled-into the Promissory Note as accrued but unpaid interest); and (iv) on the date of this Note, Payee loaned Maker an additional $150,000 under this Note. Unless otherwise notified by Maker in writing that Maker has received Adequate Third-Party Funding, or unless an Event of Default has occurred (as defined below), on the tenth (10th) day of each of June, July, August, September, October, November and December, 2008, Payee shall advance an additional $150,000 to Maker under this Note. Each advance of principal under this Note being referred to herein as an "Advance". In the event Payee does not make an Advance on the date specified above, Payee shall not be in default under this Note (and such failure will be deemed to be timely) if Payee makes such missed Advance within five (5) days after written notice specifying such default has been delivered by Maker to Payee.

         2. Principal and Interest Payments. The principal of, and accrued but unpaid interest on, this Note shall be due and payable on June 30, 2010 (the "Maturity Date"). The date of repayment in full of the principal balance and accrued but unpaid interest on this Note (either on the Maturity Date or earlier as provided herein) is referred to herein as the "Repayment Date".




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         3.  Prepayments.  The  unpaid  principal  balance  of this  Note or any accrued but unpaid interest thereon may be prepaid in whole or in part at any time by Maker, without penalty or premium, upon at least ten (10) days prior written notice to Payee (the "Repayment Notice").

         4. Method of Payment. All payments made under this Note, whether of principal or interest, shall be made by Maker to the holder hereof on the date specified or provided herein and shall be delivered by means of certified or cashiers' check or wire transfer of immediately available funds to an account specified by the holder hereof. Whenever payment hereunder shall be due on a day which is not a Business Day (as hereinafter defined), the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. "Business Day" means every day which is not a Saturday, Sunday or legal holiday.

         5. Events of Default. The following shall constitute events of default ("Events of Default") hereunder:

                  (a) failure of Maker to make any payment on this Note as and when the same becomes due and payable in accordance with the terms hereof, if the same has continued for five (5) days after written notice specifying such default has been delivered to Maker by Payee;

                  (b) failure of Maker to perform any other covenant contained herein, if the same has continued for thirty (30) days after written notice specifying such default has been delivered to Maker by Payee;

                  (c) if Maker makes an assignment for the benefit of creditors, or petitions or applies for the appointment of a liquidator, receiver or custodian (or similar official) of it or of any substantial part of its assets, or if Maker commences any proceeding or case relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, or takes any action to authorize any of the foregoing; or

                  (d) if any petition or application of the type described in subparagraph (c) immediately above is filed or if any such proceeding or case described in subparagraph (c) is commenced against Maker and is not dismissed within sixty (60) days, or if Maker indicates its approval thereof, consents thereto or acquiesces therein, or if an order is entered appointing any such liquidator or receiver or custodian (or similar official), or adjudicating Maker bankrupt or insolvent, or approving a petition in any such proceeding, or if a decree or order for relief is entered in respect of Maker in an involuntary case under the Bankruptcy Code or any other bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction.

         In the event any one or more of the Events of Default specified above occurs and is continuing, the holder of this Note may (i) accelerate the maturity of this Note with notice to Maker at which time all such amounts shall be immediately due and payable, (ii) proceed to protect and enforce its rights either by suit in equity or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or the Loan Agreement or in aid of the exercise of any



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power or right granted by this Note or the Loan Agreement,  or (iii) enforce any other legal or equitable right of the holder of this Note.

         6. Delay or Omission Not Waiver. No delay or omission on the part of the holder of this Note in the exercise of any power, remedy or right under this Note, or under any other instrument executed pursuant hereto, shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other right or power hereunder.

         7. Waiver. Any term, covenant, agreement or condition of this Note may, only with the written consent of Maker and Payee, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), altered, modified or amended.

         8. Security. The payment of the principal of, and interest on, this Note, as well as other amounts that may become due and payable under this Note, is secured by a security interest in the Collateral (as such term is defined in the Loan Agreement).

         9. Attorneys' Fees and Costs. In the event an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and court costs incurred by the holder hereof on account of such collection, whether or not suit is filed.

         10. Successors and Assigns. All of the covenants, stipulations, promises and agreements in this Note made by Maker and Payee (by virtue of its acceptance of this Note) shall bind its successors and assigns, whether so expressed or not.

         11. Maximum Lawful Rate. It is the intent of the Maker and holder of this Note to conform to and contract in strict compliance with applicable usury law from time to time in effect. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the rate of interest taken, reserved, contacted for, charged or received under this Note exceed the highest lawful interest rate permitted under applicable law. If the holder of this Note shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the highest lawful interest rate permitted under applicable law, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on this Note in the inverse order of its maturity and not to the payment of interest, or refunded to Maker or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of this Note so that the amount of interest on account of such obligation does not exceed the maximum permitted by applicable law. As used in this Section, the term "applicable law" shall mean the laws of the State of Texas or the federal



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laws of the United States,  whichever laws allow the greater  interest,  as such laws now exist or may be changed or amended or come into effect in the future.

         12. Governing Law. This Note shall be governed by and construed in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Texas.

         13. Notice. Any notice or demand given hereunder shall be deemed to have been given and received (i) when actually received by the receiving party, if delivered in person, by facsimile transmission (as evidenced by confirmation) or by overnight courier service, or (ii) if mailed, on the earlier of the date actually received or (whether ever received or not) three Business Days after a letter containing such notice, certified or registered, with postage prepaid, addressed to the receiving party, is deposited in the United States mail.

         14. Severability. In case any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

         EXECUTED as of the date set forth above.



                                     PRIVATE ACCESS, INC.



                                     By: /s/ Robert H. Shelton
                                     -------------------------
                                        Robert H. Shelton,
                                        President and Chief Executive Officer